APPENDIX A
                                       to
                            Master Agreement, Lease,
                Loan Agreement and Construction Agency Agreement

                         DEFINITIONS AND INTERPRETATION


         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law or Requirement of Law means such Applicable Law or Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law or Requirement of Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;




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                  (viii)  "including" (and with correlative  meaning  "include")
         means including without limiting the generality of any description preceding such term;

                  (ix)  "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, all terms of an accounting character used in the Operative Documents shall be interpreted, all accounting determinations under the Operative Documents shall be made, and all financial statements required to be delivered under the Master Agreement shall be prepared, in accordance with Generally Accepted Accounting Principles.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "A Loan" means the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "A Note" is defined in Section 2.2 of the Loan Agreement.

         "A Percentage" means 85%.

         "Address"  means with  respect to any Person,  its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

         "Adjusted LIBO Rate" means, with respect to each Rent Period for a LIBOR Advance, the rate obtained by dividing (A) LIBOR for such Rent Period by
(B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of



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Eurocurrency  liabilities  as defined in  Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Advance" means a LIBOR Advance or a Base Rate Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either a Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or such Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

         "Agent" means Crestar Bank, a Virginia state bank, in its capacity as agent under the Master Agreement and the Loan Agreement.

         "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

         "Applicable  Law" means all applicable  laws  (including  Environmental
Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like



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action  of  any  court,   arbitrator  or  other   administrative,   judicial  or
quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

         "Applicable Margin" means initially, 0 for Base Rate Advances and 50 basis points LIBOR Advances:

         The Applicable Margin shall be adjusted, based upon the following performance covenants:


                                                                   Applicable
                    Funded              Applicable Margin-        Margin-Base
   Tier          Debt/EBITDA              LIBOR Advances         Rate Advances

    I            Less than or             50 basis points        0 basis points
               equal to 0.75:1

    II         Less than 1.25:1           60 basis points        0 basis points
             but greater than or
               equal to 0.75:1

   III         Greater than or           105 basis points        0 basis points
               equal to 1.25:1


         For purposes of determining the Applicable Margin, the foregoing performance measures shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending December 31, 1999. The Applicable Margin shall be adjusted based upon, and as of the fifth (5th) Business Day after the due date of, the financial statements required to be delivered to the Agent under
Section 5.2(b) of the Master Agreement. The Applicable Margin shall be the Applicable Margin set forth in the Tier in which the performance measures are met.

         "Appraisal" is defined in Section 3.1 of the Master Agreement.

         "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.




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         "Architect"  means with respect to any Leased  Property  the  architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Construction Agent (or a Lessee) and the related Architect.

         "Assignment  and   Assumption"   means  an  assignment  and  assumption
agreement, substantially in the form of Exhibit F to the Master Agreement.

         "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

         "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

         "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "B Loan" means the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "B Note" is defined in Section 2.2 of the Loan Agreement.

         "B Percentage" means 11.5%.

         "Balance Sheet Date" means December 31, 1998.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

         "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lend ing rate. The Base Rate is determined daily.




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         "Base Rate  Advance"  means that portion of the Funded  Amount  bearing interest at the Base Rate.

         "Base Term" means, with respect to any Leased Property, (a) the period commencing on the related Closing Date and ending on January 13, 2005 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

         "Board" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

         "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

         "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

         "Building" means, with respect to any Leased Property, the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, equipment, if any, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures and equipment financed other than by the Lessor or the Lenders).

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

         "Capital Expenditures" means all Capitalized Leases and all expenditures made by any Obligor which are capitalized or are required to be capitalized on the consolidated cash flow statement of the Obligors in accordance with Generally Accepted Accounting Principles.




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         "Capitalized Leases" means leases under which any Obligor is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

         "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means with respect to each parcel of Land, the date on which (i) such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and (ii) the initial Funding occurs with respect to such Land under the Master Agreement.

         "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Commitment Fee" is defined in Section 2.2(h) of the Master Agreement.

         "Commitment Fee Percentage" means 0.125%.

         "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in



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anticipation thereof,  which in any case does not constitute an Event of Taking.
A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

         "Consolidated or consolidated" means, with reference to any term defined herein, shall mean that term as applied to the accounts of DTS and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

         "Consolidated Current Assets" means, at any time, all assets of DTS and its Subsidiaries which would, in accordance with Generally Accepted Accounting Principles, be classified as current assets, but excluding (i) Accounts with respect to products, goods, and/or services which were delivered or performed by Obligors more than ninety (90) days prior to such date, and (ii) the assets described in subparagraphs (a) through (f) of the definition of Consolidated Tangible Net Worth.

         "Consolidated Current Liabilities" means at any time, all liabilities of DTS and its Subsidiaries (including, without limitation, the Revolving Credit Loans)which would, in accordance with Generally Accepted Accounting Principles, be classified as current liabilities.

         "Consolidated EBITDA" means with respect to any fiscal period, the result(determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) all depreciation, amortization and other non-cash deductions included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); minus (c) extraordinary gains; plus (d) all taxes included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (e) interest included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit).

         "Consolidated Net Income (Or Deficit)" means with respect to any fiscal period, the consolidated net income (or deficit) of DTS and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with Generally Accepted Accounting Principles.


         "Consolidated Operating Cash Flow" means with respect to any fiscal period, the result (determined with respect to the same period and without duplication) of (a) Consolidated EBITDA; minus (b) Capital Expenditures made or incurred during such period plus (c) Rents payable during such period.

         "Consolidated   Tangible  Net  Worth"  means  the  difference   between
Consolidated Total Assets and Consolidated Total Liabilities, and less the sum of:

         (a) the total book value of all assets of DTS and its Subsidiaries properly classified as intangible assets under Generally Accepted Accounting principles, including



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                  such items as goodwill,  the purchase price of acquired assets in excess of the fair market value thereof, unamortized debt discount and expense, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

         (b) all amounts representing any write-up in the book value of any assets of DTS or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

         (c)      to the extent not already deducted, all reserves; plus

         (d)      the value of any minority interests in Subsidiaries; plus

         (e) the aggregate amount of all loans made by DTS or any Subsidiary to any officer, employee, or shareholder of DTS or any Subsidiary; plus

         (f) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America (excluding inventory in transit).

         "Consolidated Total Assets" means at any date, all assets of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles ,should be classified as assets on a Consolidated balance sheet of DTS and its Subsidiaries.

         "Consolidated Total Liabilities" means at any date, all liabilities of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on the Consolidated balance sheet of DTS and its Subsidiaries.

         "Construction"  means,  with  respect  to  any  Leased  Property,   the
construction of the related Building pursuant to the related Plans and Specifications.

         "Construction   Agency   Agreement"  means  the   Construction   Agency
Agreement, dated as of January 13, 2000, between DTD and the Lessor.

         "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agent" means DTD in its capacity as construction agent pursuant to the Construction Agency Agreement.

         "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.



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         "Construction  Contract"  means,  with respect to any Leased  Property, that certain construction contract, if any, between a Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, provided that such contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

         "Construction Failure Payment" with respect to any Leased Property means an amount equal to the sum of (i) 100% of the acquisition cost of the related Land, plus (ii) 89% of the Construction costs (including development and transaction costs, but excluding any upfront structuring fees) related to such Leased Property that have been incurred through the date of payment, plus (iii) any amounts owed with respect to such Leased Property pursuant to Section 3.3 of the Construction Agency Agreement or Section 7.2 or 7.5 of the Master Agreement, plus (iv) the cost of tenant improvements that were not part of the Construction Budget for such Leased Property.

         "Construction  Force Majeure  Event" means,  with respect to any Leased
Property:

         (a)      an act of God arising after the related Closing Date, or

         (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

         (c)      strikes,   lockouts,   labor   troubles,   unavailability   of
                  materials, riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

         "Construction Land Interest" means each parcel of Land for which the Completion Date has not yet occurred.

         "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.




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         "Construction  Term Expiration Date" means,  with respect to any Leased
Property, the earliest of the following:

         (a)      the related Completion Date,

         (b) the date on which the aggregate Funded Amounts equal the Commitments, and

         (c)      the related Scheduled Construction Termination Date.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Credit Agreement" means the Amended and Restated Revolving Credit Agreement, dated as of September 27, 1996, by and among DTD, DTS, DTM, the financial institutions party thereto as lenders and The First National Bank of Boston, as agent.

         "Crestar Bank" means Crestar Bank, a Virginia state bank.

         "Debt Service Charges" means for any fiscal period, the sum of (i) the expenses of DTS and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, the obligations under the Credit Agreement and imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereto, plus (ii) principal payments made or required to be made on account of Indebtedness (including, without limitation, Capitalized Leases, but excluding payments on Intercompany Loans and other Intercompany Indebtedness) for such period, plus (iii) Distributions made during such period, plus (iv) Rents paid during such period, in each case determined in accordance with Generally Accepted Accounting Principles.

         "Deed" means, with respect to any Land, a general warranty deed (or, if the related Title Policy is acceptable to the related Lessee and the Agent, a special, limited warranty or trustee's deed), dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

         "Default" means any of the events specified in Article XII of the Lease, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

         "Distribution" means, with respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, other than (a) dividends payable solely in shares of common stock of such Person and (b) the payment of cash in lieu



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of the  distribution of fractional  shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise, unless such capital stock shall be redeemed or reacquired through the exchange of such stock with stock of the same class, and except for the redemption, repurchase, or acquisition of stock of any Subsidiary by DTS; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

         "Dollars" and the sign "$" means lawful money of the United States of America.

         "DTD" means Dollar Tree Distribution, Inc., a Virginia corporation.

         "DTM" means Dollar Tree Management, Inc., a Virginia corporation.

         "DTS" means Dollar Tree Stores, Inc., a Virginia corporation.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by DTS or any ERISA Affiliate, other than a Multiemployer Plan.

         "Environment" shall have the meaning set forth in 42 U.S.C. ss.9601(8) as defined on the date of the Master Agreement, and "Environmental" shall mean pertaining or relating to the Environment.

         "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment, dated no more than 90 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties and DTD.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss.ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person which is treated as a single employer with DTS under Section 414 of the Code.

         "ERISA Reportable Event" means a reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

         "Event of Loss" is defined in Section 10.1 of the Lease.

         "Event of Taking" is defined in Section 10.2 of the Lease.

         "Executive Officer" means with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

         "Fair Market Rental Value" means, with respect to any Leased Property, the fair market rent as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the Agent) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to or affiliated with the Lessor or any Lessee for the lease of such Leased Property on the terms (other than the amount of Basic Rent) set forth, or referred to, in the Lease. Such fair market rent shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

         "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the

Agent), that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or any Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

         "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal amount of such Lender's Loans.

         "Funded Debt" means at any time, an amount equal to the sum of the then outstanding balances of (a) the Revolving Credit Loans, plus (b) Capitalized Leases, plus (c)other Indebtedness for borrowed money or other extensions of credit.

         "Funding" means any funding by the Funding Parties  pursuant to Section
2.2 of the Master Agreement.

         "Funding Date" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

         "Funding Parties" means the Lessor and the Lenders, collectively.

         "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

         "Funding Request" is defined in Section 2.2 of the Master Agreement.

         "Funding  Termination  Date" means the earlier of (i) July 13, 2001 and
(ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

         "General Partner" means Atlantic Financial Managers, Inc., a Texas corporation.

         "General Permitted Liens" means Liens permitted by Section 5.11 of the Master Agreement.

         "Generally  Accepted  Accounting  Principles" means principles that are
(i)consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of DTS adopting the same principles; provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles impertinent, be in a position to deliver an unqualified opinion (other than qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied. In the event of a change in Generally Accepted Accounting Principles, the Funding Parties and the Obligors will thereafter revise any covenants set forth in Sections 5.22 through 5.28 of the Master Agreement affected thereby in order to make such covenants as now applied consistent with Generally Accepted Accounting Principles then in effect.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

         "Ground Lessor" means, as to any Land, the ground lessor of such Land.

         "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by DTS or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "Guarantor" means Dollar Tree Stores, Inc., a Virginia corporation.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of January 13, 2000, issued by DTS and DTD.

         "Hazardous Material" or "Hazardous Substance" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

         "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

         "IDB Property" means each Leased Property that is the subject of Bonds.

         "Indebtedness" means all obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of DTS and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of DTS and its Subsidiaries, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements(other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection) and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (e) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of DTS and its Subsidiaries; and (f) all redeemable preferred stock of DTS or its Subsidiaries valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         "Indemnitee" means Crestar Bank, in its individual capacity and in its capacity as Agent, and each Lender (but only, with respect to any Leased Property, from and after the Completion Date for such Leased Property), and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be an Indemnitee.

         "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of the Agent (in its individual capacity), each Lender or the Lessor, as applicable; provided, however, that in no event shall any Lessee be a member of the Indemnitee Group.

         "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor.

         "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "Intercompany Loans" means all amounts due or to become due from any Obligor or any other Affiliates for loans, and/or other advances by any Obligor of funds or property to another Obligor or other Affiliates.

         "Investments" means all expenditures made and all liabilities and commitments incurred (contingently or otherwise) for the purchase or acquisition of capital stock, partnership interests, or equity interests or securities, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of DTS shall become a Lessee.

         "Land" means the land described in the related Lease Supplement.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority, or of any court or similar entity established by any thereof.

         "Lease" means the Master Lease Agreement, dated as of January 13, 2000 together with each Lease Supplement thereto, among the Lessees and the Lessor.

         "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, including all other amounts owing to the Funding Parties by the Lessees under the Operative Documents.

         "Lease Supplement" means a supplement to the Lease substantially in the form of Exhibit A thereto.

         "Lease Term" means (a) the Base Term, as it may be renewed  pursuant to
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Lease Termination Date" means the last day of the Lease Term.

         "Leased Property" means Land and the related Building(s). For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement and the Buildings related thereto, unless the context provides otherwise. "Leased Property" shall not include any inventory of any Lessee.

         "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents with respect to such Leased Property.

         "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

         "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as lenders to the Lessor.

         "Lending   Office"  for  each  Lender  means  the  office  such  Lender designates in writing from time to time to DTD and the Agent.

         "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is party to the Lease Supplement for such Leased Property.

         "Lessor" is defined in the preamble to the Master Agreement.

         "Lessor Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

         "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which a Lessee or DTS is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

         "Lessor Rate" is defined in the Lessor Side Letter.

         "Lessor Side Letter" means the letter agreement, dated as of January 13, 2000, between DTS and the Lessor.

         "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

         "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to DTD and the Funding Parties; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on the Adjusted LIBO Rate.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of indebtedness, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

         "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of January 13, 2000, among the Lessor, the Agent and the Lenders.

         "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default"  means any of the events  specified  in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" is defined in Section 10.6 of the Lease.

         "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation T, U or X.

         "Master Agreement" means the Master Agreement, dated as of January 13, 2000, among DTS, the Lessees, the Lessor, the Agent and the Lenders.

         "Material Adverse Effect" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a materially adverse effect on the ability of Guarantor or any Lessee to perform its obligations under any Operative Document, (ii) a materially adverse effect on the financial condition, operations, business, prospects or assets of DTS and its subsidiaries, taken as a whole, (iii) a materially adverse effect on the value or useful life of any Leased Property, or the legality, validity or enforceability of any of the Operative Documents or (iv) a materially adverse effect on the status or priority of the Agent's or any Funding Party's interest in any Leased Property.

         "Monthly Payment Date" means the last Business Day of each calendar month.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D-1 or D-2 attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

         "Multiemployer Plan" means any multiemployer plan within the meaning of
Section  3(37)  of  ERISA  maintained  or  contributed  to by DTS  or any  ERISA
Affiliate.

         "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "Obligations" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Guarantor or any Lessee and the Funding Parties under the Operative Documents.

         "Obligors" means the Guarantor and the Lessees, collectively.


         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President or the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary of such Person.

         "Operative Documents" means the Master Agreement, the Purchase Agreements, the Deeds, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty Agreement, the Assignments of Lease and Rents, the Mortgages, the Ground Leases, the Construction Agency Agreement, the Joinder Agreements and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

         "Partial Purchase Option" is defined in Section 14.1(b) of the Lease.

         "Partnership Agreement" means the Agreement of Limited Partnership of AFG, dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

         "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

         "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.

         "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   and  any
successor thereto.

         "Permitted Intercompany Distributions" means distributions among DTS and its subsidiaries.

         "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through (d) of this definition; and (f) money market funds acceptable to the Required Lenders.

         "Permitted  Liens"  means the  following  with  respect  to any  Leased
Property: (a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased
Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments and subleases expressly permitted by the Operative Documents and (h) Liens in favor of municipalities agreed to by the related Lessee that do not affect the value or utility of the related Leased Property.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Purchase Agreement" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

         "Purchase Option" is defined in Section 14.1(a) of the Lease.

         "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

         "Real Estate" means all real property at any time owned or leased (as lessee or sublessee) by DTS or any of its Subsidiaries.

         "Recourse Deficiency Amount" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus (ii) all accrued and unpaid interest on the A Loans.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means, with respect to any Leased Property, the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

         "Remarketing Option" is defined in Section 14.6 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rents" means all consideration paid in the ordinary course of business by DTS and its Subsidiaries to any Person for the use or occupation of property under any operating lease to which DTS or any of its Subsidiaries is the lessee or obligor, determined in accordance with Generally Accepted Accounting Principles.

         "Rent Period" means (i) in the case of Base Rate Advances, means the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date; and (ii) with respect to any LIBOR Advance:

         (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by DTD in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

         (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by DTD by irrevocable notice to the Agent in its related Payment Date Notice;

provided, however that:

                           (a) The initial  Rent  Period for any  Funding  shall
                  commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                           (b) If any Rent Period  would  otherwise  expire on a
                  day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

                           (c) Any Rent  Period  in  respect  of LIBOR  Advances
                  which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

                           (d) No Rent  Period  shall  extend  beyond  the Lease
                  Termination Date;

                           (e) At any one time,  there shall be no more than six
                  (6) Rent Periods;

         "Report" is defined in Section 7.6 of the Master Agreement.

         "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

         "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

         "Requirement of Law" for any Person means the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Loans" means loans made to DTD pursuant to the Credit Agreement.

         "Scheduled Construction Termination Date" means with respect to any Building the earlier of (i) two years after the Closing Date for the related Land and (ii) eighteen months after the commencement of the Construction of such Building.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

         "Solvent" means, with respect to any Person as of any date, that on such date(i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at anytime, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stock Option Plan" means any Stock Option Plans, Stock Incentive Plans, Employee Stock Purchase Plans, and any other plans of a similar nature of any of the Obligors in effect now or in the future.

         "Subsidiary" means any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which any Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "Tax Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Tax Indemnitee" means the Lessor, the Agent, any Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall any Lessee be a Tax Indemnitee.

         "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

         "Title Policy" is defined in Section 3.1 of the Master Agreement.

         "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

         "Voting Interests" means stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         "Withholding  Taxes"  is  defined  in  Section  7.5(f)  of  the  Master
Agreement.

         "Yield" is defined in Section 2.3 of the Master Agreement.